EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2003, except as to Note 12, for which the date is May 22, 2003, relating to the consolidated financial statements, which appears in the 3M Company Current Report on Form 8-K dated May 23, 2003.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Minneapolis, Minnesota
September 30, 2003